UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

Nektar Therapeutics

(Exact name of registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South San Francisco, California
94158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events.

In August 2023, Nektar Therapeutics (the “Company”) filed a complaint in the U.S. District Court for the Northern District of California (the “District Court”) against Eli Lilly and Company (“Lilly”) alleging, among other claims, breach of contract and breach of the implied covenant of good faith and fair dealing in connection with the license agreement governing the parties’ prior collaboration for the development and commercialization of rezpegaldesleukin (the “License Agreement”). The case, Nektar Therapeutics v. Eli Lilly & Co., Case No. 3:23-cv-03943-JD, proceeded to a jury trial beginning on September 8, 2026. On September 24, 2026, the jury returned a verdict finding that Lilly breached the implied covenant of good faith and fair dealing in the License Agreement. The jury awarded the Company $90 million in damages plus interest to be determined by the District Court. The jury’s verdict remains subject to post-trial proceedings, and any resulting judgment may be subject to appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: September 25, 2026	By:	/s/ Elizabeth Zhang
Elizabeth Zhang Vice President, Legal

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